International Medical Staffing Inc

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

THIS CERTIFIES THAT

IS THE OWNER OF

Aron Fishl Paluch
President

DATED:

Laya Katan
Secretary

Corporate Seal